Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of City Holding Company of our reports dated March 7, 2014, with respect to the consolidated financial statements of City Holding Company and the effectiveness of internal control over financial reporting of City Holding Company, included in the 2013 Annual Report to Shareholders of City Holding Company.
We also consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statements (Form S-8 No. 333-115282) of City Holding Company pertaining to the 2003 Incentive Plan and the 1993 Stock Incentive Plan, and

2)	Registration Statement (Form S-3 No. 333-185306) of City Holding Company

3)	Registration Statement (Form S-8 No. 333-189055) of City Holding Company pertaining to the 2013 Incentive Plan of our reports dated March 7, 2014, with respect to the consolidated financial statements of City Holding Company and the effectiveness of internal control over financial reporting of City Holding Company incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Charleston, West Virginia
March 7, 2014